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                                      -Filed by: Connecticut Water Service, Inc.
                                      -Company subject to the offering:
                                       Barnstable Holding Co., Inc.
                                      -File Number:  333-54418

                          BARNSTABLE HOLDING CO., INC.
                              47 Old Yarmouth Road
                                Hyannis, MA 02601

                                ----------------

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON FEBRUARY 22, 2001

                                ----------------

         Dear Barnstable Holding Co., Inc. Stockholder:

         A special meeting of the stockholders of Barnstable Holding Co., Inc. will be held on February 22, 2001 at 11:00 a.m., local time, at Ropes & Gray, One International Place, 36th Floor, Boston, MA for the following purposes:

         Item 1. To consider and vote upon a proposal to approve and adopt the agreement and plan of merger, dated as of October 4, 2000, as amended on December 4, 2000 and January 24, 2001, by and among Connecticut Water Service, Inc., a Connecticut corporation, CWS Barnstable Acquisition Corp., a Connecticut corporation and Barnstable Holding Co., Inc., a Delaware corporation, and the transactions contemplated thereby, including the merger of Barnstable Holding Co., Inc. with and into CWS Barnstable Acquisition Corp. on the terms and conditions set forth in the enclosed merger agreement.

         Item 2. To transact any other business as may properly be brought before the special meeting or any adjournments or postponements of the special meeting.

         You are entitled to assert dissenters' rights with respect to the merger under Section 262 of the Delaware General Corporation Law, a copy of which is enclosed herewith.

         We have fixed the close of business on February 2, 2001 as the record date for determining those stockholders entitled to vote at the special meeting and any adjournments or postponements of the special meeting. Accordingly, only stockholders of record on that date are entitled to notice of, and to vote at, the special meeting and any adjournments or postponements of the special meeting.

         A PRELIMINARY PROSPECTUS/PROXY STATEMENT RELATING TO THE MERGER HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ("SEC"). A FINAL PROSPECTUS/PROXY STATEMENT WILL BE FILED WITH THE SEC AND MAILED TO YOU IN ADVANCE OF THE SPECIAL MEETING. YOU ARE URGED TO READ THESE DOCUMENTS BECAUSE THEY CONTAIN IMPORTANT INFORMATION. YOU MAY OBTAIN THESE DOCUMENTS FREE OF CHARGE AT THE SEC'S INTERNET SITE AT HTTP://WWW.SEC.GOV, BY WRITING TO:
CORPORATE
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SECRETARY, CONNECTICUT WATER SERVICE, INC., 93 WEST MAIN STREET, CLINTON, CT
06413 OR BY CALLING 1-860-669-8630, EXTENSION 3015.

                                          By Order of the Board of Directors,


                                          Mary Wadsworth Darby

                                          Clerk

Hyannis, Massachusetts
February 2, 2001


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